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                                                     Exhibit 23-B


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of Centel Corporation (a Kansas corporation) dated February 3, 1993, included in Sprint Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, which document is incorporated by reference in Sprint Corporation's Form S-8 Registration Statement registering 3,141,400 shares of common stock and 3,141,400 options to purchase common stock for the Sprint Corporation Management Incentive Stock Plan.



                                              /s/ Arthur Andersen LLP
                                              ARTHUR ANDERSEN LLP



Chicago, Illinois,
December 19, 1995